UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

The Walnut Building, 691 Mill St, Suite 204, Los Angeles, CA 90021

(Address of principal executive offices)

(702) 527-1270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $1,150 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in the Registrant’s Certifying Accountant.

Dismissal of Independent Registered Accounting Firm

Effective as of May 14, 2024, the Audit Committee of AERWINS Technologies Inc. (the “Company”) approved the dismissal of TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm.

The audit report of TAAD on the financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles, except that the report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s recurring losses from operations and negative cash flows from operating activities and the December 27, 2023 discontinuance of the operations of the Company’s wholly owned subsidiary A.L.I. Technologies Inc. (“A.L.I”) which filed a voluntary bankruptcy petition with the Tokyo District Court on December 27, 2023 (the “Bankruptcy Proceedings”). The audit report also included an emphasis of a matter related to the Bankruptcy Proceedings which draws attention to Note 17 to the financial statements (Subsequent events). This note discusses the Company’s conclusion that it no longer controls A.L.I. for accounting purposes as of January 10, 2024, in accordance with ASC 810 as a result of the filing of the Bankruptcy Proceedings and a January 10, 2024 Order issued in such proceedings. Note 17 states that the Company concluded that, A.L.I. will be deconsolidated prospectively commencing in the first quarter of 2024 from the Company’s consolidated financial statements. Note 17 also addresses that the Bankruptcy Proceedings constitute an event of default pursuant to the Closing Notes (as defined in the financial statements) in the aggregate principal amount of $4,200,000. Refer to Note 17 for details of subsequent amendments to the Closing Notes. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 14, 2024, the effective date of TAAD’s dismissal, there were (i) no disagreements between TAAD and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TAAD, would have caused TAAD to make a reference in connection with their opinion to the subject matter of the disagreement or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has provided TAAD with a copy of the foregoing disclosures in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act, and has requested that TAAD furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from TAAD is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Accounting Firm

On May 14, 2024, the Audit Committee of the Board of Directors of the Company, approved the engagement of GreenGrowth CPAs (“GreenGrowth”) as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022 and from January 1, 2024 through May 16, 2024, neither the Company nor anyone on its behalf consulted GreenGrowth with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from TAAD LLP dated May 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: May 22, 2024	By:	/s/ Yinshun (Sue) He
	Name:	Yinshun (Sue) He
	Title:	Chief Financial Officer